Exhibit 77Q1(e)

      Copies of any new or amended Registrant investment advisory contracts

The following documents were included in Registrant's Form Type
485BPOS, dated June 28, 2007, accession number 0000892569-07-
000877, and incorporated by reference herein:

(1) Consent to Transfer of Advisory Agreement - Pacific Life Fund
Advisors LLC
(2) Consent to Transfer Fund Management Agreement - Janus Capital
Management LLC
(3) Consent to Transfer and Amend Fund Management Agreement - Pacific Investment Management Company LLC
(4) Consent to Transfer Fund Management Agreement - ClearBridge
Advisors, LLC
(5) Consent to Transfer Fund Management Agreement - Lazard Asset
Management
(6) Consent to Transfer Fund Management Agreement - MFS Investment
Management
(7) Consent to Transfer Fund Management Agreement - Van Kampen
(8) Consent to Transfer Fund Management Agreement - Goldman Sachs Asset Management, L.P.
(9) Consent to Transfer Fund Management Agreement - Oppenheimer
Funds, Inc.
(10) Consent to Transfer Fund Management Agreement - Loomis, Sayles & Company, L.P.
(11) Consent to Transfer Fund Management Agreement -
AllianceBernstein L.P.
(12) Fund Management Agreement - Fred Alger Management, Inc.
(13) Fund Management Agreement - NFJ Investment Group L.P.

Exhibit 77Q1(e) (14) Amended Fee Schedule to Fund Management
Agreement - ClearBridge Advisors, LLC
Exhibit A

PACIFIC LIFE FUNDS
FEE SCHEDULE

Effective:  December 1, 2005

Portfolio:  	PL Large-Cap Value Portfolio

      The Investment Adviser will pay to the Fund Manager a monthly fee based on:

(a)	The annual percentage of the combined average daily net
assets of the PL Large-Cap Value Fund and the Large-Cap Value
Portfolio of Pacific Select Fund according to the following schedule:

	Rate (%)		Break Point (assets)

	.45% on the first $100 million
	.40% on the next $100 million
	.35% on the next $200 million
	.30% on the next $350 million
	.25% on the next $250 million
	.20% on excess, and


(b) The ratio of the PL Large-Cap Value Fund's average daily net assets over the combined assets of the PL Large-Cap Value Fund and the Large-Cap Value Portfolio


	Fees for services shall be prorated for any portion of a year in which the Agreement is not effective.



Acknowledged and Agreed by:

ClearBridge Advisors, LLC

By:	 /s/ Terrance Murphy
Title:		Chief Administrative Officer